[Date]

The KP Funds

1 Freedom Valley Drive

Oaks, PA 19456

Attn: Michael Beattie, President

Re: Amendment to Administration Agreement Adding Investment Company Reporting Modernization Services

Dear Mr. Beattie:

As referenced in our prior communications, SEI has spent considerable time and effort analyzing the SEC’s new investment company reporting modernization requirements for mutual funds and exchange traded funds registered under the Investment Company Act of 1940. Working with industry leading software and data vendors, SEI has developed a service offering designed to assist our clients with satisfying these new requirements in a cost effective manner and by applicable compliance dates.

With initial compliance deadlines approaching, it is necessary to amend the Administration Agreement (the “Administration Agreement”) by and among The KP Funds (the “Trust”), SEI Investments Global Funds Services (“SEI”), and each investment advisor who has executed a Series Schedule to the Administration Agreement (each, an “Investment Advisor”) to include SEI’s Investment Company Reporting Modernization – N-PORT and N-CEN Services and associated fees within the scope of the Agreement. Accordingly, this letter amendment (“Letter Amendment”) shall serve to: (i) add the “Investment Company Reporting Modernization – N-PORT and N-CEN Support Services” set forth on Exhibit I of this Letter Amendment to the end of Schedule I (List of Services) of the Administration Agreement, and (ii) add the “Investment Company Reporting Modernization – N-PORT and N-CEN Support Services Fees” set forth on Exhibit II of this Letter Amendment, as additional fees payable by each Fund to SEI pursuant to the Administration Agreement.

Except to the extent specifically set forth herein, the terms and conditions of the Administration Agreement shall remain in full force and effect. Please acknowledge your agreement with the terms and conditions of this Letter Amendment by counter-signing in the space provided below.

Best regards,

SEI Investments Global Funds Services

By:
Name:	John Alshefski
Title:	Senior Vice President

AGREED TO AND ACCEPTED BY:

The KP Funds

By:
Name:	Michael Beattie
Title:	President

[Investment Advisor Name]

By:
Name:
Title:

EXHIBIT I

Investment Company Reporting Modernization – N-PORT and N-CEN Support Services

The below list of services applies to the SEC’s new Investment Company Reporting Modernization reporting requirements, as applicable to the following:

•	SEC Form N-PORT

•	SEC Form N-CEN

N-PORT and N-CEN Support Services	Administrator Responsibility	Investment Advisor Responsibility
Project Management Services

• Establish key deliverables and timelines

• Establish and maintain project plan

• Communicate project status and escalate deadlines “at risk”

• Coordinate the operations units between Administrator and the Investment Advisor

• Participate in planning and coordination activities • Communicate key deliverables and timelines internally • Provide information requested per target dates established in the project plan
Implementation Services

• Define regulatory reporting platform and operational support requirements

• Complete implementation activities that support the established services

• Coordinate Investment Advisor on-boarding with internal Administrator teams

• Define and communicate N-PORT data feed requirements to Investment Advisor and to applicable third party firms

• Establish and test automated file transmissions with the Investment Advisor and with applicable third party firms

• Confirm business scope and notify Administrator of any opened or closed funds

• Establish automated N-PORT data feeds per Administrator requirements

• Notify Administrator prior to any contemplated changes in the N-PORT automated data file format, timing, delivery or content of information

• Escalate data file issues with third party firms per Administrator’s request as required

• Provide a daily operations contact person to whom Administrator should direct queries

N-PORT and N-CEN Support Services	Administrator Responsibility	Investment Advisor Responsibility
On-boarding Services

• Load all data files into regulatory reporting platform

• Validate initial data feeds provided by Investment Advisor and by applicable third party firms.

• Communicate required modifications to appropriate parties

• Notify Administrator of any opened funds within 60 days of first required filing

• Notify Administrator of any closed funds within 60 days of final required filing

• Provide modified/ additional data via automated file feeds as instructed by Administrator

• Escalate data file issues with third party firms per Administrator’s request as required

Survey Management Services	• Provide comprehensive N-CEN survey to Investment Advisor annually • Receive completed N-CEN survey from Investment Advisor • Load N-CEN survey data into regulatory reporting platform	• Review and complete N-CEN survey based on current business scenarios • Return verified N-CEN survey to Administrator per agreed upon timeframe
Data Aggregation Services

• Receive electronic N-PORT data files from Investment Advisor and from applicable third party firms in accordance with TBD monthly timelines

• If files are not received per defined timeframes, contact Investment Advisor or applicable third party firms to investigate and resolve

• Send holdings files to third party market data providers as required

• Load all N-PORT data files into regulatory reporting platform

• Research and resolve data file issues in a timely manner • Escalate data file issues with third party firms per Administrator’s request as required

N-PORT and N-CEN Support Services	Administrator Responsibility	Investment Advisor Responsibility
Data Management Services

• Review data loads for completion

• Research and resolve data load exceptions

• Populate Form N-PORT with data received via electronic data files

• Populate Form N-CEN with data provided on N-CEN survey

• Research and resolve data file issues in a timely manner • Escalate data file issues with third party firms per Administrator’s request as required
Processing Services

• Execute N-PORT and N-CEN data validation checks to confirm completeness and reasonableness of form data

• Research and resolve data exceptions

• Prepare draft Forms N-PORT and N-CEN for submission to the SEC

• Provide draft Forms to client for review and approval

• Modify Forms as directed by Investment Advisor

• File approved Form N-PORT with the SEC in structured data (XML) format within 30 days of previous month end

• File approved Form N-CEN with the SEC in structured data (XML) format within 30 days of Fund’s fiscal year end

• Upon request and in a timely manner, answer all questions related to Form N-PORT and Form N-CEN data exceptions

• Review draft Forms N-PORT and N-CEN for accuracy

• Instruct Administrator to modify Forms N-PORT and/or N-CEN as necessary

• Approve Forms N-PORT and N-CEN for filing with SEC

Maintenance Services	• Maintain core regulatory reporting platform • For static N-CEN data elements, ensure that values are carried over in the regulatory reporting platform from year to year	• Update N-PORT data templates as required by Administrator • Update and validate N-CEN survey responses on an annual basis